Exhibit 99.1

DPW Holdings, Inc.’s Name Has Changed to Ault Global Holdings, Inc.

Company Announces Changes in Corporate Officers and Other Updates

Las Vegas, NV, January 19, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW), a diversified holding company (“AGH,” or the “Company”), announced that the Company has changed its name from DPW Holdings, Inc. to Ault Global Holdings, Inc. effective today, January 19, 2021. The change in the corporate name was approved by the Company’s board of directors and did not require approval by the Company’s stockholders. The Company’s shares will remain traded on the NYSE American under its current ticker symbol “DPW.” The Company also announced the following changes in the titles of certain of its executive officers effective today:

•	Milton “Todd” Ault, III has been appointed Executive Chairman
•	William B. Horne has been appointed Chief Executive Officer of the Company and remains Vice Chairman
•	Henry Nisser has been appointed President of the Company and remains General Counsel

The Company noted the retention of its current ticker symbol serves as a reminder of Company’s origins and the change of the corporate name reflects the future of the Company and its goal to exercise its full potential as a global holding company. As a global holding company the corporate objective remains to be to assist its operating subsidiaries in their growth, maturation and operating performance as well as to pursue strategic opportunities that will contribute to shareholder value.

Milton “Todd” Ault, III, the Company’s Executive Chairman, said, “While 2020 provided many challenges for the Company, we are very pleased with our progress during the year and how we are entering the new year. Our significant capital raise in the fourth quarter of 2020 allowed us to eliminate most of our debt, acquire strategic assets and fund our operating subsidiaries. We now believe we have the strongest balance sheet in the Company’s 60-plus year history. While we are entering a new year, we are also entering what I believe is a new phase in operational excellence. I have every confidence in Will Horne’s operational leadership in pursuing our holding company strategy, supported by a great corporate team including our President, Henry Nisser, our CFO, Ken Cragun and our SVP Finance, David Katzoff. As Executive Chairman, I will focus on strategic opportunities and capital allocation to fund growth. We believe Ault Global Holdings and its subsidiaries start 2021 with a very bright outlook and singular opportunities for growth in our defense business, electric vehicle charger and energy storage systems, data centers and innovative lending solutions, among others.”

The Company’s new corporate headquarters address is 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141 while Digital Power Lending, LLC, Coolisys Technologies Corporation and Digital Power Corporation will remain headquartered in California.

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Corporate headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; http://www.AultGlobal.com/.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235